UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2004

TENET INFORMATION SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Utah	0-18113	87-0405405
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 West 9000 South
Sandy, Utah	84070
(Address of principal executive offices)	(Zip Code)

 (801)-568-0898

(Registrant's telephone number, including area code)

Not Changed

(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS

On March 16, 2004, Tenet Information Services, Inc. (Tenet) and Let's Go Aero Inc., Colorado Springs, Colorado, (LGA) signed a letter of intent  for LGA to acquire a controlling interest in Tenet through a stock-for- stock exchange.

LGA is a privately held product design and engineering company based in Colorado Springs, Colorado.  It develops and sells novel cargo management solutions for the automotive, RV and recreation industries.

Tenet, as a result of the sale of all its remaining operations on October 22, 2003, is a publicly traded company with no current business operations, but with approximately $200,000 in cash and receivables after subtraction of liabilities.  The Company had 966,860 shares of common stock outstanding at February 16, 2004.

Prior to the transaction, LGA note holders will convert substantially all of their $1.3 million principal and accrued interest into common stock of LGA.  At closing, LGA shareholders will be issued new Tenet shares for 100% of their LGA common stock (including the new debt-conversion stock) such that they become owners of 85% of the combined companies' shares.  In addition, LGA has an investment commitment from an existing shareholder for the purchase, following the transaction, of up to $400,000 in new equity.

LGA is an innovative leader at designing and selling cargo carrier solutions for the automotive and recreation industries, specializing in aerodynamic carriers for recreational equipment transport, general travel and commercial trade uses.  LGA's family of products uses patented designs, and includes the Herman(R) line of Sport Performance Trailers(R), and the Remora(R) line of hitch-mount cargo carriers.  LGA was formed in 1999.  For the year ended 12/31/2003 it had sales of approximately $152,000, a gross profit of approximately $55,500 and a net operating loss of approximately $273,000 (including $78,000 of interest that has accrued and will be converted into common stock as mentioned above).  LGA’s financial statements have not been audited but will be audited as a prerequisite to closing.

The closing of the contemplated transaction is contingent on satisfactory results of the respective companies' due diligence investigations, approval of both companies’ boards of directors, and the agreement to the exchange by all of LGA's shareholders.  Closing is expected to occur on or before May 15, 2004.

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995.  They include statements regarding the timing and expected benefits of the acquisition of Tenet.  These statements are based on management's current expectations and estimates; actual results may differ materially due to certain risks and uncertainties. For example, the timing of the acquisition and the ability of LGA to achieve expected results may be affected by successful completion of the acquisition, competitive price pressures, conditions in the economy, industry growth and internal factors, such as the ability to control expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tenet INFORMATION SERVICES, INC.

(Registrant)

By:

/s/ Jerald Nelson

Jerald Nelson

Chairman of the Board

Date: March 17, 2003